UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2021
Cousins Properties Incorporated
(Exact name of registrant as specified in its charter)
Georgia 001-11312 58-0869052
(State or other jurisdiction of incorporation) (Commission File Number) (IRS Employer Identification Number)

3344 Peachtree Road NE, Suite 1800, Atlanta, Georgia 30326-4802
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (404) 407-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value per share	CUZ	New York Stock Exchange	("NYSE")

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the securities Act of 1933 (§230.405 of this chapter) or Rule 12b-12 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.
On July 29, 2021, Cousins Properties Incorporated (the “Company”) issued a press release announcing three strategic transactions in Charlotte, Atlanta, and Nashville. On July 23, 2021, the Company sold One South at the Plaza in Uptown Charlotte, an 891,000 square foot office asset, for $271.5 million. On July 28, 2021, the Company acquired 725 Ponce, a 372,000 square foot office asset in Midtown Atlanta for $300.2 million. Also on July 28, 2021, the Company entered into a 50-50 joint venture to develop a project in the Germantown submarket of Nashville for an estimated Company investment of $275 million. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On July 29, 2021, the Company provided an investor presentation focusing on these strategic transactions which is available on its website. A copy of this presentation is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Neither the press release nor investor presentation shall be deemed "filed" with the Securities and Exchange Commission; nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1993, as amended.

Item 9.01. Financial Statements and Exhibits.
    (a)    Exhibits

Exhibit Number        Exhibit Description

99.1	Press Release: "Cousins Properties Announces Three Strategic Transactions"
99.2	Strategic Transactions Presentation

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2021

COUSINS PROPERTIES INCORPORATED

By:	/s/ Gregg D. Adzema
Gregg D. Adzema
Executive Vice President, and Chief Financial Officer